UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 4, 2025 (Date of earliest event reported)

EVA LIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-273162	88-2864075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.-S. Employer Identification No.)

The Plaza, 1800 Century Park East, Suite 600

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

(310) 229-5981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GOAI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2025, Eva Live, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to increase its total authorized shares to three hundred and five million (305,000,000), consisting of three hundred million (300,000,000) shares of common stock, par value $0.0001 per share, and five million (5,000,000) shares of preferred stock, par value $0.0001 per share, and to effect a 1-for-4 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding Common Stock, effective on the filing of the Certificate of Amendment (the “Effective Time”). The Amendment provides that at the Effective Time, every 4 shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time, will automatically be reclassified, without any action on the part of the holder thereof, into one share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. A shareholder of record who otherwise would be entitled to receive a fractional share will be entitled to receive one whole share. The Reverse Stock Split was approved by the Company’s stockholders and Board of Directors.

Direct Transfer, LLC (the “Transfer Agent”) is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock, should they wish to do so. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

FINRA announced the Reverse Stock Split on February 10, 2025. Commencing on February 11, 2025, trading of the Company’s Common Stock will continue on OTC Markets on a reverse stock split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 298892209.

The foregoing description of the Amendment does not purpose to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Annual Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

Reverse Stock Split

On February 4, 2025, the Company effected the Reverse Stock Split via the Certificate of Amendment filed with the Secretary of State of the State of Nevada at the Effective Time.

As a result of the Reverse Stock Split, every four (4) shares of issued and outstanding Common Stock were combined into one (1) validly issued, fully paid and non-assessable share of Common Stock. The Reverse Stock Split uniformly affected all issued and outstanding shares of Common Stock and did not alter any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split resulted in fractional interests. No fractional shares will be or have been issued in connection with the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive fractional shares of Common Stock will receive will be entitled to receive one whole share.

The Reverse Stock Split has reduced the number of issued and outstanding shares of Common Stock from 125,364,737 to 31,341,185 shares of Common Stock. The number of authorized shares of Common Stock have not been changed by the Reverse Stock Split.

The Transfer Agent has acted as the exchange agent for the Reverse Stock Split. Instructions regarding the exchange of stock certificates, as applicable, are being provided to stockholders of record by the Transfer Agent. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

FINRA announced the Reverse Stock Split on February 10, 2025. The Common Stock will start trading on a split-adjusted basis on OTC Markets at the market open on February 11, 2025. The trading symbol for the Common Stock will remain “GOAI.” Following the Reverse Stock Split, the CUSIP for the Company’s Common Stock is 298892209.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Articles of Incorporation filed on February 4, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE, INC.

Date: February 10, 2025	By:	/s/ David Boulette
David Boulette
Chief Executive Officer
(Principal Executive Officer)